SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

Current Report

Dated January 20, 2006

of

AMERICAN SAFETY INSURANCE

HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

SEC File Number 001-04795

44 Church Street

P.O. Box HM2064

Hamilton HM HX, Bermuda

(441) 295-5688

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR

240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the

Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the

Securities Act (17 CFR 240.13e-2(c))

Item 8.01	Other Information

Update on Presiding Director, Executive Sessions and Certifications

American Safety Insurance Holdings, Ltd. (the “Company”) holds executive sessions of its non-management directors at each meeting of its Board of Directors and at any other time, as needed. Cody W. Birdwell currently presides over those meetings as presiding director.

We provide various corporate governance and other information on the Company’s website at www.americansafetyinsurance.com. This information includes:

• charters for the committees of the Board of Directors and our corporate governance guidelines, which are available in the “Corporate Governance” section; and

• the Company’s Code of Ethics, which is available in the “Corporate Governance” section.

This information is required by New York Stock Exchange rules to be disclosed in the Company’s proxy statement. The Company inadvertently failed to identify Mr. Birdwell as the presiding director at executive sessions in its most recent proxy statement.

Additionally, the Company filed the required 303A.12(a) New York Stock Exchange Certification of its Chief Executive Officer with the New York Stock Exchange following the 2004 Annual Meeting of Shareholders (the “Certification”).

This information is required by New York Stock Exchange rules to be disclosed in the Company’s Annual Report to Shareholders. The Company inadvertently neglected to include disclosure regarding the filing of the Certification in its most recent Annual Report to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
Registrant

Date: January 20, 2006	By: /S/ Stephen R. Crim
Stephen R. Crim
President and Chief Executive Officer